UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.          )
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Bristol-Myers Squibb Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 April 2024  Proxy Season Update

 2  Our Mission  To discover, develop and deliver innovative medicines that help patients prevail over serious diseases.  Our Values  Innovation  Passion  Inclusion  Accountability  Integrity  Urgency  Our Vision  To be the world’s leading biopharma company that transforms patients’ lives through science.

Writing the Next Chapter for New and Sustainable Growth Trajectory as We Deliver Transformative Medicines for Patients

Key 2023 Highlights

- Building on our leadership positions in oncology, hematology and cardiovascular disease and growing our presence in immunology and neuroscience

- Launching multiple medicines and expanding into additional indications around the globe
  - launched *Augtyro* in the U.S.;
  - received 15 approvals for initial and additional indications in major markets (the U.S., EU and Japan), including for *Breyanzi*, *Camzyos*, *Opdivo*, *Reblozyl*, and *Sotyktu;*
  - achieved all high value approvals.

2023 Total Revenues

$45.0B

GAAP Full Year

2023 EPS

$3.86*

GAAP Full Year

- Advancing our R&D performance

16	new products by 2030**	10	investigational new drugs per year**[1]

- Harnessing business development to advance value creation and build depth in scientific areas of focus[2]

MIRATI THERAPEUTICS · KARUNA THERAPEUTICS · SYSTIMMUNE · RayzeBio

- Progressing our ESG and health equity initiatives and maintaining our position with the Billion Dollar Roundtable alongside other fortune 100 companies that have invested $1 billion with diverse-owned suppliers

Bristol Myers Squibb

* GAAP diluted EPS includes the net impact of Acquired IPRD charges and licensing income of ($0.28) in 2023. Acquired IPRD refers to certain in-process research and development ("Acquired IPRD") charges resulting from upfront or contingent milestone payments in connection with asset acquisitions or licensing of third-party intellectual property rights. ** See "Forward Looking Statements and Non-GAAP Financial Information" at the end of this presentation.

1) An Investigational New Drug (IND) is a drug or biological drug that has not been approved for general use by the FDA.

2) In first quarter of 2024, we completed key transactions announced in 2023, including acquisitions of Mirati Therapeutics, RayzeBio, Karuna Therapeutics, and a global strategic collaboration agreement with SystImmune.

Not For Product Promotional Use 3

Delivering Sustainable Growth and Innovation

$45.0B
Total Revenues in 2023

Strong Commercial Performance

$34.3B
In-Line Products*
net sales compared to
$33.3B in 2022

$3.6B
New Product Portfolio**
net sales compared to
$2.0B in 2022

$7.1B
Recent LOE Products***
net sales compared to
$10.8B in 2022

$3.86
GAAP diluted EPS†
+31% versus 2022

$7.51
Non-GAAP diluted EPS†
-2% versus 2022

In First Quarter 2024, Completed Key Business Development Transactions announced in 2023, including:

- Acquisitions of Mirati Therapeutics, RayzeBio and Karuna Therapeutics
- Global Strategic Collaboration Agreement with SystImmune

Continued Pipeline Progress



1
New Molecular Entity approved in 2023

AUGTYRO™ (repotrectinib)

19
Approvals
(15 approvals in the U.S., EU & JP;
4 approvals in CN)

30+
Early-stage assets

Balanced Capital Allocation Strategy

$13.9B
in cash flow from operating activities

5.6%
quarterly dividend increase in 2023 vs. 2022

14th
consecutive year of annual increase

$5.2B
share repurchase

* In-Line Products include Eliquis® (apixaban), Opdivo® (nivolumab), Orencia® (abatacept), Pomalyst®/Imnovid® (pomalidomide), Yervoy® (ipilimumab), Sprycel® (dasatinib), and Mature and other products.
** New Product Portfolio includes Reblozyl® (luspatercept-aamt), Opdualag® (nivolumab and relatlimab-rmbw), Abecma® (idecabtagene vicleucel), Zeposia® (ozanimod), Breyanzi® (lisocabtagene maraleucel), Camzyos® (mavacamten), Sotyktu™ (deucravacitinib), Onureg® (azacitidine tablets), Inrebic® (fedratinib), and Augtyro™ (repotrectinib).
*** Recent LOE Products include products with significant decline in revenue from the prior reporting period as a result of a loss of exclusivity.
† A reconciliation of GAAP to non-GAAP measures can be found on our website at bms.com. See "Quarterly package of financial Information" available on bms.com/investors for information on the list of specified items excluded from non-GAAP EPS.

Bristol Myers Squibb™
Not For Product Promotional Use
4

Progressing our ESG Strategy and Health Equity Initiatives

As a leading biopharma company, we understand our responsibility extends well beyond discovery, development and delivery of innovative medicines. Our evolving ESG strategy builds on a legacy of comprehensive and global sustainability efforts.

INCLUSION & DIVERSITY

Executive representation (Executive Director and above):

6.3% Black/African American (U.S.)

6.5% Hispanic/ Latino (U.S.)

47.4% Women (Global)

58% Clinical trial sites in diverse metro areas

>$1B Global spend with diverse-owned businesses

ENVIRONMENTAL RESPONSIBILITY

>80% of purchased electricity from renewable source by 2026 through VPPA*

~87% of waste diverted from landfill through 2023

- Submitted near-term and long-term (net zero by 2050) Science Based Targets (SBT)
- Published first Task Force on Climate Related Financial Disclosure (TCFD) Report
- Executed a second 15-year virtual power purchase agreement (VPPA)

HEALTH EQUITY & ACCESS TO HEALTHCARE

BMS has distributed approximately **$118.3M** in grant funding to support programs and services

ESG STRATEGY & GOVERNANCE

- Conducted a revised global ESG materiality assessment
- Expanded ESG operating model to further align with company strategy
- Established ESG Council in 2022 as primary governance body for all ESG matters

* VPPA = Virtual Power Purchasing Agreement

Bristol Myers Squibb

Not For Product Promotional Use 5

 Committed to Sound Corporate Governance  6  Board Accountability and Shareholder Rights  Regular shareholder engagement  Annual election of Directors  Majority voting standard for election of Directors  Robust Lead Independent Director role  Limit on public company board memberships for BMS Directors (4)  Limit on total board memberships for sitting CEO (2)  Proxy access shareholder right  Ability to call special meetings (15%)  Extensive Related Party Transaction policies and procedures  No supermajority voting provisions for common stockholders  No stockholder rights plan  Semi-annual political contributions disclosures

2024 Board Nominees Well-Equipped to Support Company Strategies



Christopher S. Boerner, Ph.D.*
Board Chair & Chief Executive Officer

More than 20 years of experience in the biotechnology industry, including prior roles at Bristol-Myers Squibb as Chief Commercialization Officer and Chief Operating Officer

Director since 2023



Theodore R. Samuels
Lead Independent Director

Retired President of Capital Guardian Trust Company

Committees: CDCG (c), Audit — Director since 2017



Peter J. Arduini

President and Chief Executive Officer at GE Healthcare
Former President and CEO at Integra LifeSciences Holdings Corporation

Committee: CMDC (c) — Director since 2016



Deepak L. Bhatt, M.D., M.P.H.*

Director of Mount Sinai Heart and the Dr. Valentin Fuster Professor of Cardiovascular Medicine at the Icahn School of Medicine

Committees: S&T, CMDC — Director since 2022



Manuel Hidalgo Medina, M.D., Ph.D.*

Professor of Medicine and Chief of Division of Hematology and Medical Oncology at Weill Cornell Medical College
Attending Physician at New York-Presbyterian Hospital

Committees: CDCG, S&T — Director since 2021



Julia A. Haller, M.D.

Ophthalmologist-in-Chief of Wills Eye Hospital
Professor and Chair of the Dept. of Ophthalmology at Sidney Kimmel Medical College

Committees: S&T (c), CDCG — Director since 2019



Paula A. Price*

Former Executive Vice President & CFO of Macy's, Inc.
Former Executive Vice President and CFO of Ahold USA
Former Chief Accounting Officer of CVS Caremark

Committees: Audit, CDCG — Director since 2020



Derica W. Rice*

Former Executive Vice President of CVS Health and President, Pharmacy Benefits Business of CVS Caremark
Former Executive Vice President of Global Services and CFO of Eli Lilly and Company

Committees: Audit (c), CMDC — Director since 2020



Karen H. Vousden, Ph.D.

Principal Group Leader at the Francis Crick Institute in London
Former Chief Scientist at Cancer Research UK, Former Director, Beatson Institute for Cancer Research UK, President of the British Association of Cancer Research

Committees: S&T, CMDC — Director since 2018



Phyllis R. Yale

Advisory Partner with Bain & Co.
Former Chair of the Board of Blue Cross Blue Shield of Massachusetts, Former Board Member of Kindred Healthcare, National Surgical Hospitals, Value Options, Pediatric Services of American and NeighborCare

Committees: Audit, CDCG — Director since 2019

DIRECTOR TENURE


4.4
Average Tenure (years)
7 Directors
<5 years
3 Directors
5-10 years

BOARD REFRESHMENT

5
New Directors over the past four years

AGE DISTRIBUTION

62
Average Age of Directors (years)

DIVERSITY MATRIX (As of 5/7/2024)

Total Number of Directors	10			
	Female	**Male**	**Non-Binary**	**Did Not Disclose Gender**
Part I: Gender Identity				
Directors	4	6	–	–
Part II: Demographic Background				
African American or Black	1	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	1	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	3	–	–
Two or more Races or Ethnicities	–	–	–	–
LGBTQ+	–			
Did Not Disclose Demographic Background	–			

GENDER DIVERSITY

40%
Female Directors

RACIAL/ETHNIC DIVERSITY

40%
Racially/Ethnically Diverse Directors

WOMEN AND UNDERREPRESENTED RACIAL & ETHNIC GROUPS


4 Women
70%
2 Black/African American
1 Asian
1 Hispanic

Bristol Myers Squibb

* = New Director since 2020

Audit: Audit Committee
CDCG: Committee on Directors & Corporate Governance
CMDC: Compensation & Management Development Committee
S&T: Science & Technology Committee
(c): Committee Chair

Not For Product Promotional Use 7

 8  Overview of 2024 Director Nominees Skills, Age & Tenure  All Director Nominees possess these qualities:        Strategic Thinking  Sound Business Judgment  Integrity  & Ethics  Leadership

 9  Continued Commitment to our Compensation Philosophy and Structure  Pay for Performance  A substantial proportion of our executives’ pay is variable, at-risk based on our financial and operational results and delivered in the form of equity, supporting alignment over the long term between our executives and our shareholders  Competitive Pay Program  Attracts, retains, and incentivizes talented executives capable of leading our business in a highly complex and competitive environment  1  2  100% performance-based annual and long-term incentives  Caps on payouts under annual and long-term incentive award programs  Robust share ownership and share retention guidelines  Neutralize share buyback impact on share-denominated compensation metrics  Robust recoupment and clawback policies  Regular shareholder engagement  “Double-trigger” change-in-control agreements  No guaranteed incentive with our Named Executive Officers  Prohibition on speculative and hedging transactions  Prohibition on pledging shares and holding them in a margin account  Proactively eliminate windfall gain potential  No employment contracts with our Named Executive Officers  Prohibition on re-pricing or backdating of equity awards  Minimal perquisites to our Named Executive Officers  Sound Compensation Governance Practices  2023 CEO TARGET PAY MIX AVERAGE NEO TARGET PAY MIX (EXCL. CEO)  Executive Compensation Supporting our Strategy  Data Source  Weighting  CEO and CFO  Blended Peer Proxy and PHRA Survey Data  50% Proxy Data and 50% Survey Data  Other NEOs  PHRA Survey Data  100% Survey Data

Compensation Programs: Supporting Revenue Renewal & Execution of Core Strategy

2023 Compensation Program

Base Salary

- Allows us to attract and retain talent in a highly competitive labor market
- Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group
- Salary increases based on competitive market, individual performance and size of company-wide annual budget

Annual Incentive (Paid in cash)

Company Performance Factors

Weight	Factor	Description	
30%	EPS	Critical measure of annual profitability, aligning our employees with our shareholders	
20%	In-Line and New Product Revenue	Foundation of long-term sustainable growth and competitive superiority	
15%	New Product Portfolio	Increases focus on strategic priority of revenue renewal	
25%	Pipeline	Near-Term Value	Have evolved to: • Drive improved decision-making and operational rigor • Ensure alignment with combined company's portfolio
		Long-Term Growth Potential	
		Qualitative Overlay	
10%	ESG Scorecard	Aligned to our commitments on sustainability and social impact	

Individual Performance Factor

- Committee judgment applied against pre-defined and measureable operational, financial, and strategic objectives
- Clear performance objectives are set at the beginning of each year to align with our company's goals
- Executives are assessed on "Results" and demonstration of "Values" — assessments are used as the basis for making individual compensation decisions

Long-Term Incentive (Paid in shares)

Performance Share Units 60%

- Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (25%), In-Line and New Product Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.

Market Share Units 40%

- Important component of attracting specialized talent
- Rewards creation of incremental shareholder value
- Provides a mix of short, medium and long-term performance periods
- Multi-year vesting helps to promote retention while maintaining pay-for-performance link

Looking Forward: 2024 Compensation Program*

Base Salary

- Allows us to attract and retain talent in a highly competitive labor market
- Based on specialized qualifications, experience and role impact, and pay levels of comparable positions within peer group
- Salary increases based on competitive market and size of company-wide annual budget

Annual Incentive (Paid in cash)

Company Performance Factors

Weight	Factor	Description	
30%	Operating Income New for 2024	Critical measure of annual profitability, aligning our employees with our shareholders	
35%	Growth Portfolio Revenue New for 2024	• Foundation of long-term sustainable growth and competitive superiority. • Increases focus on strategic priority of revenue renewal.	
25%	Pipeline	Near-Term Value	Have evolved to: • Drive improved decision-making and operational rigor • Ensure alignment with combined company's portfolio
		Long-Term Growth Potential	
		Qualitative Overlay	
10%	ESG Scorecard	Aligned to our commitments on sustainability and social impact	

Individual Performance Factor

- No individual performance component. Payout based solely on the company performance

Long-Term Incentive (Paid in shares)

Performance Share Units 60%

- Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Operating Margin (25%), Growth Portfolio Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.

Market Share Units 40%

- Rewards stock price appreciation, inclusive of the value of dividend equivalents accumulated during the performance period
- Important component of attracting specialized talent
- Rewards creation of incremental shareholder value
- Promotes retention while maintaining pay-for-performance link

* Purple text indicates changes from 2023 to 2024.

Bristol Myers Squibb
Not For Product Promotional Use 10

We Value Your Support at Our 2024 Annual Meeting  11  FOR Election of Directors  FOR Advisory Vote to Approve the Compensation of our Named Executive Officers  FOR Ratification of the Appointment of an Independent Registered Public Accounting Firm  FOR Approval of an Amendment to our Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation  AGAINST Shareholder Proposal on the Adoption of a Board Policy that the Chairperson of the Board be an Independent Director  AGAINST Shareholder Proposal on Executive Retention of Significant Stock   2024 Bristol Myers Squibb Board Recommendations  Management Proposals  Shareholder Proposals

 We Value Your Support at Our 2024 Annual Meeting (continued)  12  Article THIRTEENTH of our Certificate of Incorporation currently allows the company to limit the monetary liability of directors for breach of the fiduciary duty pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit a corporation’s certificate of incorporation to include a provision eliminating or limiting monetary liability for certain senior corporate officers for breach of the fiduciary duty (the “Section 102(b)(7) Amendment”).  Prior to the Section 102(b)(7) Amendment, Delaware law has permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims and/or to drive companies toward settlements. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.  As is currently the case with directors under our Certificate of Incorporation, this provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims. The Board believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors, and accordingly, the Board believes that this Proposal which would extend exculpation to officers, as specifically permitted by the Section 102(b)(7) Amendment, is fair and in the best interests of the Company and its shareholders.  The Proposed Charter Amendment is binding. If this proposal is approved by the holders of a majority of the outstanding shares of the company, a Certificate of Amendment to our Certificate of Incorporation to implement the Proposed Charter Amendment will be filed with the Secretary of State of the State of Delaware.   Management Proposal on Approval of an Amendment to Company’s  Amended and Restated Certificate of Incorporation to Provide for Limited Officer Exculpation  Accordingly, our Board recommends a vote FOR this management proposal.

 We Value Your Support at Our 2024 Annual Meeting (continued)  13  Shareholder Proposal on Executive Retention of Significant Stock   After careful consideration, the Board believes the proposal is not in the best interests of the Company and its shareholders.  After thoughtful and rigorous consideration, the Board determined that combining the Board Chair and Chief Executive Officer positions and electing Dr. Boerner as the Board Chair is in the best interest of the company and our shareholders and is the best leadership for the company and its shareholders at this time.   The Board considered numerous factors, including:  Flexibility in designing the Company’s leadership structure facilitates effective execution of the Company’s strategic initiatives and complex business strategy.  Dr. Boerner’s experience combined with a strong Lead Independent Director in Mr. Samuels balances consistent effective leadership with oversight and accountability.  Our Lead Independent Director role’s robust duties model the role of an independent chair and ensure a strong and active Board.  Several features of our governance structure work together to ensure independent oversight of the Company.  The Board believes that the Board’s fiduciary duties are best satisfied by retaining the flexibility to determine a leadership structure that serves the best interests of the Company and its shareholders at any given time and not restricting the Board’s autonomy to select the individual best suited to serve as Board Chair. The Board annually reviews the company’s governance structure, and will continue to do so; however, the Board believes the current leadership model, when combined with our independent Board governance structure, strikes the appropriate balance between strong and consistent leadership and independent and effective oversight of the Company’s business and affairs.  Given the current needs of the company and the strong role of the Lead Independent Director, the Board believes that it continues to be in the best interests of the company and its shareholders to combine the roles of Board Chair and Chief Executive Officer.   Shareholder Proposal on the Adoption of a Board policy that the   Chairperson of the Board be an Independent Director  Accordingly, our Board recommends a vote AGAINST these shareholder proposals.  After careful consideration, the Board believes the actions requested are not in the best interests of the Company and its shareholders.  The proposal is unnecessary as the company’s existing share retention policy, through its design, far exceeds the requirements of this proposal.  The company’s existing share retention policy requires the company’s Section 16 officers to hold either six, three or two times their base salary until satisfaction of the respective multiple, counting shares acquired upon the vesting of PSUs, MSUs and RSUs, as well as those shares acquired upon the exercise of any previously granted stock options.   Even after the respective multiple is satisfied, Section 16 Officers are required to hold 75% of all newly acquired net after-tax shares for one year after vesting, or 100% if they have not satisfied their respective multiple. The proposal would require Named Executive Officers to also hold 25% of acquired shares until the age of 60.  The company already prohibits all employees, including executive officers and directors from engaging in any speculative or hedging transactions, as we consider it improper and inappropriate to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities.  Our insider trading policy prohibits all employees, including directors and executive officers, from engaging in any speculative or hedging transactions and from holding our securities in a margin account or pledging our securities as collateral for a loan except in certain limited circumstances and subject to the approval of the Corporate Secretary.  None of our directors or executive officers has pledged shares of our stock as collateral for a loan or holds shares of our stock in a margin account.

 Forward Looking Statements and Non-GAAP Financial Information   14  This presentation (as well as the oral statements made with respect to information contained in this presentation) contains statements about Bristol-Myers Squibb Company’s (the “Company”) future financial results, plans, business development strategy, anticipated clinical trials, results and regulatory approvals that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Actual results may differ materially from those expressed in, or implied by, these statements as a result of various factors, including, but not limited to, (i) new laws and regulations, (ii) our ability to obtain, protect and maintain market exclusivity rights and enforce patents and other intellectual property rights, (iii) our ability to achieve expected clinical, regulatory and contractual milestones on expected timelines or at all, (iv) difficulties or delays in the development and commercialization of new products, (v) difficulties or delays in our clinical trials and the manufacturing, distribution and sale of our products, (vi) adverse outcomes in legal or regulatory proceedings, (vii) risks relating to acquisitions, divestitures, alliances, joint ventures and other portfolio actions and (viii) political and financial instability, including changes in general economic conditions. These and other important factors are discussed in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K. These documents are available on the U.S. Securities and Exchange Commission’s website, on the Company’s website or from Bristol-Myers Squibb Investor Relations. No forward-looking statements can be guaranteed.  In addition, any forward-looking statements and clinical data included herein are presented only as of the date hereof. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly update any of the provided information, whether as a result of new information, future events, changed circumstances or otherwise. This presentation does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.  This presentation includes certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures that we use to describe the Company’s performance. The non-GAAP financial measures are provided as supplemental information and are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the Company’s baseline performance, supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. This presentation also provides certain revenues and expenses or other financial measures excluding the impact of foreign exchange (“Ex-FX”). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-FX financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.   The non-GAAP information presented herein provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. An explanation of these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure are provided with this presentation and available on our website at www.bms.com/investors.